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                                                                   Exhibit 10.38

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of October 26, 1995, by and among INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation having its chief executive office at One Corporate Drive -- Suite 414, Shelton, Connecticut 06484 ("IMA"), INFORMATION MANAGEMENT ASSOCIATES LIMITED, a company registered in England and having its principal office at Suite 4.04, Exchange Tower, One Harbour Exchange Square, London, England E14 9GB ("IMA Limited"), and PEOPLE'S BANK, a Connecticut banking corporation having its chief executive office at 850 Main Street, Bridgeport, Connecticut 06604-4913 ("Secured Party"). Unless defined elsewhere, defined terms have the meanings ascribed in Paragraph 2 of this Agreement.

                                  WITNESSETH:

     WHEREAS, Debtor has requested that Secured Party make available to it the Term Loan and certain Line of Credit Loans pursuant to the provisions of this Agreement, and Secured Party is willing to make the Term Loan and, in its sole discretion, the Line of Credit Loans to Debtor on the terms and conditions and in reliance upon the representations, warranties and covenants of Debtor hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Security Interest.  Debtor hereby assigns and grants to Secured Party a
        -----------------
security interest in all Debtor's tangible and intangible personal properties (excluding Motor Vehicles) whether now owned or hereafter acquired, including, without limitation, Equipment, Accounts, Inventory, Chattel Paper, General Intangibles and Instruments, together with the products and proceeds thereof (sometimes collectively referred to herein as the "Collateral") to secure payment to Secured Party of the Obligations.

     2. Definitions. As used herein the following terms shall have the following
        -----------
meanings:

        (a) "Accounts" shall mean any right to payment held by Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to Debtor for Inventory sold, licensed or leased by it or for services rendered, whether or not earned by performance, together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, but not limited to, all right, title and interest of Debtor in the Inventory which gave rise to any such Accounts, including, but not limited to, the right of stoppage in transit and all returned, rejected, rerouted or repossessed Inventory.

        (b) "Affiliate" shall mean any Person that is directly or indirectly controlling, controlled by, or under common control with Debtor. A Person shall be conclusively deemed to be in control of or to be controlled by another Person if it holds 30% or more of the outstanding equity interest in such other Person or such other Person holds 30% or more of its outstanding equity interest. As used herein, the term "equity interest" in the case of a corporation shall mean the outstanding shares of such corporation having voting power to elect a majority of its Board of Directors, whether or not at the time the holders of any other class or classes of securities of such corporation shall or might have such voting power by reason of the happening of any contingency.

        (c) "Chattel Paper" shall mean a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods, whether now or hereafter held by Debtor.

        (d) "Closing Date" means October 26, 1995.

        (e) "Commitment Letter" means that certain Commitment Letter dated October 6, 1995 from Secured Party to Debtor and the Guarantors.

        (f) "Debtor" shall mean IMA and IMA Limited, individually, jointly and severally or both, as the context may require.

        (g) "Deferred Revenue" shall mean amounts paid to Borrower pursuant to service, training and/or maintenance contracts that has yet to be recognized as income by Borrower pursuant to generally accepted accounting principles.

        (h) "Equipment" shall mean all the machinery, equipment, furniture, tools, goods and other tangible personal property, excluding Motor Vehicles, now owned or hereafter acquired by Debtor, including, but not limited to, the Equipment of IMA referred to in Exhibit A-1 and the Equipment of IMA Limited
                                -----------
referred to in Exhibit A-2, each annexed hereto and made a part hereof.
               -----------

        (i) "Event of Default" shall mean the existence of any of the conditions which constitute a default and give rise to Secured Party's ability to accelerate repayment of the Term Note (as defined below) and the Line of Credit Note (as defined below) pursuant to the provisions of Paragraph 12 of this Agreement.

        (j) "General Intangibles" shall mean any intangible personal property (including, but not limited to, things in action) now or hereafter held by Debtor, other than Accounts, Chattel Paper and Instruments.

        (k) "Guarantors" shall mean Gary R. Martino, Albert R. Subbloie, Jr. and Andrei Poludnewcyz, jointly and severally, individually or both, as the context may require.

        (l) "Initial Public Offering" shall mean the closing of a public offering of securities issued by IMA pursuant to a registration statement which is filed with and declared effective by the U.S. Securities and Exchange Commission.

        (m) "Instruments" shall mean a negotiable instrument or a security, as defined in the UCC, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment, whether now or hereafter held by Debtor.

        (n) "Inventory" shall mean all goods, merchandise, raw materials, work in process, finished goods and products and other personal property, including, without limitation, software, now

                                       2
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owned or hereafter acquired by Debtor and held for sale, licensing or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business.

        (o) "Line of Credit Loans" mean the loans referred to in Paragraph 5 hereof.

        (p) "Loan Documents" shall mean the Commitment Letter, this Agreement, the Term Note, the Line of Credit Note and each and every other agreement, document or instrument required to be executed and delivered by Debtor or Guarantors in connection with or evidencing the Term Loan and/or the Line of Credit Loans.

        (q) "Motor Vehicles" shall have the same meaning as that contained in
Section 14-1(30) of the General Statutes of Connecticut, as revised to 1993.

        (r) "Obligations" shall mean the Term Loan, the Line of Credit Loans and any and all other advances made hereunder, together with interest thereon, and any and all other liabilities and obligations of whatever nature of Debtor to Secured Party, no matter how or when arising and whether under this Agreement, the agreements, instruments and documents required to be executed and delivered by Debtor to Secured Party pursuant to the terms hereof, or under any other agreements, guarantees, instruments or documents, past, present or future, and the amount due on any notes, or other obligations of Debtor given to, received by or held by Secured Party (including, but not limited to, overdrafts or any debt, liability or obligation of Debtor to others which Secured Party may obtain by assignment or otherwise) for or on account of any of the foregoing, whether, in each case, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

        (s) "Person" shall mean a natural person, a corporation, a limited liability company or partnership, a limited or general partnership, or any other entity.

        (t) "Prime Rate" shall mean the index Secured Party uses to set interest rates on commercial loans similar to the Term Loan and the Line of Credit Loans, but is not necessarily the lowest rate Secured Party charges its commercial customers, as such index is increased or decreased by Secured Party from time to time in response to changes in money market conditions.

        (u) "Qualified Accounts" shall mean all Accounts of Debtor which meet each the following requirements:

            (i) Such Accounts are not subject to offsets, contraclaims, counterclaims, deductions, disputes or discounts of any nature whatsoever claimed or which, under the terms of any agreement or otherwise, may be claimed by the account debtor or account debtors with respect thereto;

            (ii) Such Accounts represent indebtedness of account debtors who are incorporated, qualified to do business or reside in any state of the United States of America, the District of Columbia, Canada, England or countries within the European Economic Community;

            (iii) Such Accounts represent undisputed, bona fide indebtedness to Debtor of account debtors who are not Affiliates of Debtor, which indebtedness relates to Inventory sold and shipped, licensed or leased by Debtor or for services rendered by Debtor to or for such account debtor or account debtors in jurisdictions in which Debtor is qualified to do

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     rendering of services or other activities of Debtor therein would not require Debtor to qualify to do business therein;

            (iv) The assignment of such Account will not violate the purchase orders or contracts which gave rise thereto, and Secured Party's security interest therein is perfected under applicable law;

            (v) Debtor is the lawful owner and has a good right to pledge, sell, assign, transfer and to grant a security interest in the Accounts;

            (vi) The Accounts have not been pledged, sold, assigned, transferred or encumbered to any Person other than Secured Party;

            (vii) The Inventory sold, licensed or leased to the account debtor or account debtors or the service rendered to or for the account debtor or account debtors which gave rise to the Accounts has actually been shipped or performed, conforms to the contract or purchase order relating thereto and has not been rejected;

            (viii) The Accounts are not owing by an account debtor or account debtors who, since the date of billing such Accounts, has died, dissolved, terminated its existence, become insolvent (which term shall include both a negative tangible net worth and an inability to pay its debts as they mature), suffered a business failure, been subjected either voluntarily or involuntarily to the appointment of a receiver of any part of his or its property, made an assignment for the benefit of his or its creditors, requested creditors to standby, or has filed or had filed against him or it a petition in bankruptcy or any other proceeding under any bankruptcy or insolvency laws; and

            (ix) The Accounts have not been outstanding for a period in excess of 90 days from the earlier of (A) the date of the sale of goods or the rendering of a service, (B) the issuance of an invoice for the sale of goods or the rendering of services in accordance with the contract or purchase order relating thereto, or in the case of Accounts relating to leased Inventory, no scheduled rental payment is more than 90 days past due in accordance with the terms of such lease; provided, however, that
                                                 --------  -------
     Accounts that would constitute Qualified Accounts but for the foregoing provisions of this subparagraph (ix) shall not be deemed excluded from the calculation of Qualified Accounts if (1) such Accounts represent payment obligations of account debtors with whom Debtor has, as part of a sale or service transaction, agreed to accept either payment (i) in equal monthly installments extending over a period not to exceed six months from the date of sale or rendering of a service, or (ii) in a lump sum payment within a period not to exceed six months from the date of sale or rendering of a service, (2) no scheduled installment payment under such Accounts (or any other such Accounts owing by the same account debtor) has been outstanding for a period in excess of 30 days from the due date of such scheduled installment payment, and (3) Accounts with such extended payment terms do not at any time exceed $1,500,000 in the aggregate.

            In the event an account debtor owes Accounts to Debtor, some of which are Qualified Accounts and some of which are not Qualified Accounts because of the foregoing provisions of this subparagraph (s), Secured Party shall classify all such Accounts owed by such account debtor as excluded from the calculation of Qualified Accounts. In the event of any dispute as to whether or

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not any Accounts constitute Qualified Accounts, the reasonable determination of
Secured Party in accordance with the foregoing provisions shall at all times control.

            (v) "Subsidiary" shall mean a corporation (with respect to another corporation) of which more than 30% of the outstanding stock having voting power to elect a majority of its Board of Directors (whether or not at the time the holders of any other class or classes of securities of such corporation shall or might have such voting power by reason of the happening of any contingency) is at any time directly or indirectly owned by another corporation or an Affiliate of any such other corporation.

            (w) "Tangible Net Worth" shall mean the aggregate tangible assets of Debtor, less the aggregate liabilities (including subordinated indebtedness) of Debtor, as determined in accordance with generally accepted accounting principles, except that for purposes of this definition, "tangible assets" shall include developed software (reflected in accordance with generally accepted accounting principles).

            (x) "Term Loan" shall mean the loan referenced in Paragraph 4 hereof.

            (y) "UCC" shall mean the Uniform Commercial Code of the State of Connecticut, as amended form time to time, or, in the case of Equipment, Accounts, Inventory, Chattel Paper, General Intangibles and Instruments, together with the products and proceeds thereof, owned by IMA Limited, the laws of any foreign jurisdiction which control the granting, perfection and liquidation of a security interest in such items.

     3.     Representations and Warranties. Debtor hereby represents and
            -------------------------------
warrants to Secured Party that:

            (a) The consolidated financial statement of Debtor, as of December 31, 1994, including the notes thereto, audited by Arthur Andersen & Co. copies of which have been provided to Secured Party (the "Audited Financial Statement"), except as reflected in the unaudited consolidated financial statements of Debtor for the six months ended June 30, 1995, copies of which have been provided to Secured Party (the "Unaudited Financial Statement," and together with the Audited Financial Statement, the "Financial Statements"), fairly presents the financial condition of Debtor as of the date thereof, there has not been any material adverse change in the financial condition of Debtor since the date thereof, and Debtor has no liabilities, fixed or contingent, which are not fully shown or provided for in the Financial Statements as of the respective dates thereof, except (i) as otherwise set forth in Exhibit B annexed
                                                               ---------
hereto and made a part hereof, and (ii) obligations to perform after such dates under contracts, purchase orders and other commitments incurred in the ordinary course of business.

            (b) Except as otherwise set forth in Exhibit C annexed hereto and
                                                 ---------
made a part hereof, Debtor has or will have, when acquired, good and marketable title to the Collateral free from any adverse liens, security interests or encumbrances, and except for liens or charges in favor of Secured Party, no financing statements, debentures or other types of charges covering all or any part of the Collateral are on file in any governmental office, whether or not properly filed under applicable law, and there are no liens, encumbrances or charges on any of the other properties of Debtor, except as set forth in said Exhibit C.
---------

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          (c) IMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with all the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (d) IMA Limited is a corporation duly organized and registered, validly existing and in good standing under the laws of England, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (e) Except as disclosed on Exhibit D annexed hereto and made a part
                                     ---------
hereof, there are no judgements, decrees or orders outstanding or litigation or governmental proceeding or investigation pending, or to the knowledge of the officers of Debtor, threatened against Debtor which might have a material, adverse effect upon Debtor's position, financial, operating or otherwise.

          (f) Except for the 1994 income tax returns for which the due dates have been extended to allow Debtor to finalize transfer pricing between IMA and IMA Limited, Debtor has filed all tax returns and reports required to be filed by it with the United States government, the British government, any other foreign governments and all state, regional and local governments and has paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports.

          (g) The execution and delivery of this Agreement and each and every other Loan Document has been duly authorized, are each valid, legal and binding upon Debtor and enforceable against Debtor in accordance with their respective terms.

          (h) The execution and delivery of this Agreement and each and every other Loan Document, the consummation of the transactions herein contemplated, and the fulfillment of or compliance with the terms and provisions hereof and of each and every other Loan Document: (i) are within Debtor's corporate powers,
(ii) are not in contravention of any provisions of IMA's Certificate of Incorporation, IMA Limited's Memorandum and Articles of Association, any amendments thereto, or of Debtor's respective By-Laws, (iii) will not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement, instrument or other undertaking to which Debtor is a party or by which Debtor is bound, (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Debtor's property or assets pursuant to the terms of any such agreement, instrument or other undertaking, (v) do not require the consent or approval of any governmental body, agency or authority which, if not obtained, will have a material adverse affect on Debtor, its business or financial condition, and (vi) will not violate the provisions of any laws or regulations of any governmental instrumentality applicable to Debtor which, if violated, will have a material adverse affect on Debtor, its business or financial condition.

          (i) Debtor is not in default under any agreement, debenture, mortgage, deed of trust, or any other agreement or any court order or other order issued by any governmental regulatory authority to which it is a party or by which it may be bound.

          (j) The Collateral, the records relating thereto and the place of business and chief executive offices of Debtor are all located at the addresses of Debtor first hereinabove set forth, except

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that (i) certain Inventory is from time to time located at IMA's offices at
18101 Von Karman Avenue, Suite 1100, Irvine, California 92715, and (ii) certain Equipment is located at the offices listed in Exhibit E annexed hereto and made
                                              ---------
a part hereof (provided, however, that the Equipment of Debtor located at offices other than the addresses of Debtor first hereinabove set forth and the foregoing California office of IMA does not constitute a material portion of all Equipment owned by Debtor).

          (k) Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by Debtor pursuant to the terms hereof will not, at the time the same is furnished, contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the information so furnished, in the light of the circumstances under which such information is furnished, not misleading.

          (l) The indebtedness of Debtor for money borrowed, as of the date hereof, is as shown on Exhibit F annexed hereto and made a part hereof, and
                       ---------
there does not exist any default with respect thereto, or an event which by the passage of time, the giving of notice, or both, would constitute such a default, and which would give rise to a right to accelerate such indebtedness.

          (m) To the best of its knowledge, Debtor is in compliance with all laws, ordinances, rules or regulations of all federal, foreign, state, regional or local governments or any instrumentality or agency thereof relating to the business of Debtor, including, but not limited to, the Employee Retirement Income Security Act ("ERISA"), the United States Occupational Safety and Health Act ("OSHA") and all federal, foreign, state, regional and municipal laws, ordinances, rules and regulations relating to the environment.

          (n) The executive officers, directors and holders of all the outstanding stock of IMA are as shown on Exhibit G-1 annexed hereto and made a
                                         -----------
part hereof.

          (o) The executive officers, directors and holders of all the outstanding stock of IMA Limited are as shown on Exhibit G-2 annexed hereto and
                                                 -----------
made a part hereof.

          (p) IMA has no Subsidiaries and has not invested in the stock, common or preferred, of any other corporation, other than as shown on said Exhibit G-1.
                                                                    -----------

          (q) IMA Limited has no Subsidiaries and has not invested in the stock, common or preferred, of any other corporation, other than as shown on said Exhibit G-2.
------------

          (r) There are no fixed, contingent or other obligations on the part of IMA to issue any additional shares of its capital stock, other than as described in said Exhibit G-1.
        -----------

          (s) There are no fixed, contingent or other obligations on the part of IMA Limited to issue any additional shares of its capital stock, other than as described in said Exhibit G-2.
                  ------------

          (t) Exhibit H annexed hereto and made a part hereof sets forth all
              ---------
leases pursuant to which Debtor leases real or personal property of every nature or description, the amount of rent payable under each such lease and the terms thereof.

          (u) Debtor is not a party to any agreement or instrument or subject to any corporate restriction (including any restriction set forth in IMA's Certificate of Incorporation or IMA

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Limited's Memorandum and Articles of Association) that materially and adversely affects its operations, business, properties or financial condition.

          (v) Debtor possesses all the trademarks, trade names, copyrights, patents, licenses and governmental permits, licenses, orders and approvals, or rights in any thereof, necessary for the conduct of its business as now conducted and presently proposed to be conducted, without conflict of the rights or claimed rights of others, and no action or filing with or consent by, any Person or any governmental or public body or authority, is required to authorize or is otherwise required in connection with the conduct of Debtor's business as now and presently proposed to be conducted.

          (w) Exhibit I annexed hereto and made a part hereof sets forth all
              ---------
trademarks, tradenames, copyrights, patents and licenses owned by Debtor.

          (x) Except as set forth in Exhibit J annexed hereto and made a part
                                     ---------
hereof, Debtor conducts its business solely in its own name without the use of a trade name or the intervention of or through any other entity of any kind.

     4.   Amount and Terms of Term Loan. Pursuant to the terms of this
          -----------------------------
Agreement, and upon the satisfaction of the conditions precedent referred to in Paragraph 13 hereof, Secured Party shall make the Term Loan to Debtor upon the following terms and conditions:

          (a) The Term Loan shall be in the amount of $2,500,000.00, shall be advanced in full on the Closing Date, and shall be evidenced by Debtor's promissory note (the "Term Note") in the form annexed hereto as Exhibit K,
                                                                ----------
with appropriate insertions of names, dates and amounts.

          (b) The Term Note shall be jointly, severally and unconditionally guaranteed by the Guarantors.

          (c) The Term Note shall bear interest at a fixed rate per annum equal to 11.00% (the "Term Loan Contract Rate"). Interest shall be calculated on the basis of a 360 day year, but shall be computed for the actual number of days in each period for which interest is charged.

          (d) As additional consideration for the extension of the Term Loan, Debtor shall pay to Secured Party, in addition to scheduled payments of interest calculated at the Term Loan Contract Rate and principal as described in the Term Note, additional interest ("Additional Interest") which shall accrue and be payable pursuant to the terms set forth in the Term Note.

          (e) If repayment of the Term Note is accelerated after the occurrence of an Event of Default, Debtor shall be obligated to pay to Secured Party, in addition to interest calculated at the Term Loan Contract Rate, interest calculated at a rate equal to two percent (2%) above the Term Loan Contract Rate, principal, other charges and costs reserved under the Loan Documents, and Additional Interest pursuant to the terms set forth in the Term Note.

          (f) The outstanding principal balance of the Term Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents, including, without limitation Additional Interest, shall be due and payable on the date (the "Term Loan Maturity Date") which is the earlier to occur of (i) the last day of the 84th month following the Closing Date, (ii) the date of closing of an Initial Public Offering, or (iii) the date repayment of the Term Loan is accelerated after the occurrence of an Event of Default.

          (g) For the period from the Closing Date through the last day of the 24th month following the Closing Date (the "Term Loan Interest Only Period"), interest only, calculated in arrears at the Term Loan Contract Rate, shall be due and payable under the Term Note. Payments under the Term Note shall commence on January 1, 1996, and interest only shall continue to be due and payable on each April 1, July 1, October 1 and January 1 thereafter through the Term Loan Interest Only Period.

          (h) Commencing on November 1, 1997 and continuing on the first day of each month thereafter through the Term Loan Maturity Date, monthly payments of principal in the amount of $41,667.00 each, plus interest calculated in arrears at Term Loan Contract Rate, shall be due and payable under the Term Note.

          (i) The outstanding principal balance of the Term Loan may be prepaid in whole or in part at any time, without additional cost or premium. If the Term
Note is prepaid in full prior to the scheduled Term Loan Maturity Date, Debtor shall also pay to Secured Party on the date of such prepayment the amount of Additional Interest due pursuant to the schedule set forth in the Term Note. Provided no Event of Default has occurred, Secured Party shall apply all partial prepayments under the Term Note to accrued but unpaid interest calculated at the Term Loan Contract Rate, then to principal, and then to Additional Interest.

     5.   Amount and Terms of Line of Credit Loans. Pursuant to the terms of
          -----------------------------------------
this Agreement, and upon the satisfaction of the conditions precedent referred to in Paragraph 13 hereof, Secured Party shall make Line of Credit Loans to Debtor, upon its request, which Line of Credit Loans in the aggregate shall not exceed the lesser of (i) $6,000,000.00, or (ii) an amount equal to 75% of Qualified Accounts. The Line of Credit Loans shall be made on the following additional terms and conditions:

          (a) The principal amount of the Line of Credit Loans, or such part thereof as may be from time to time outstanding, shall be evidenced by Debtor's promissory note (the "Line of Credit Note") in the form of Exhibit L annexed
                                                           ---------
hereto and made a part hereof, with appropriate insertions of names, dates and amounts. The Line of Credit Note shall be in the amount of up to $6,000,000.00. Nothing contained in this subparagraph (a) shall be deemed to (i) prohibit Secured Party from lending in excess of the stated principal amount of the Line of Credit Note, (ii) delimit the definition of "Obligations" contained herein,
(iii) constitute a waiver, release or subordination by Secured Party of the security interest in the Collateral herein granted by Debtor to Secured Party as security for the Obligations, or (iv) require Secured Party to make a Line of Credit Loan after the occurrence of an Event of Default.

          (b) The Line of Credit Note shall be jointly, severally and unconditionally guaranteed by the Guarantors.

          (c) The aggregate principal amount of the Line of Credit Loans from time to time outstanding shall bear interest at a fluctuating rate per annum equal to the sum of (i) the Prime Rate, plus (ii) 1.00%. As of the Closing Date, the Prime Rate is 8.75%, so that the initial rate of interest payable under the Line of Credit Note shall be 9.75%. In the event the Prime Rate is either increased or decreased, the rate of interest payable on the Line of Credit Loans then outstanding shall be adjusted on the day the Prime Rate is so changed so as to reflect such increase or decrease in the Prime Rate.

          (d) As of the Closing Date, the outstanding principal balance of the Line of Credit Note is $4,000,000.00.

          (e) Interest on the outstanding principal balance of the Line of Credit Note shall be payable monthly on the first day of each month, commencing on November 1, 1995, and shall be charged on the daily principal balance of the Line of Credit Loans from time to time outstanding on the basis of a 360 day year and shall be computed for the actual number of days for which interest is being charged.

          (f) The outstanding principal balance of the Line of Credit Note, any accrued but unpaid interest thereon and other sums due and payable pursuant to the Loan Documents, shall be due and payable on the date (the "Line of Credit Maturity Date") which is the earlier to occur of (i) August 1, 1996, or (ii) the date repayment of the Line of Credit Loans is accelerated after the occurrence of an Event of Default, unless such Line of Credit Maturity Date is extended in writing from time to time in Secured Party's sole and absolute discretion.

          (g) The outstanding principal balance of the Line of Credit Loans may be prepaid in whole or in part at any time, without additional cost or premium.

          (h) Debtor hereby authorizes Secured Party to debit Debtor's operating account with Secured Party for each scheduled monthly payment of interest and/or principal owed under the Term Note or the Line of Credit Note.

          (i) In the event Debtor desires a Line of Credit Loan, it may request the same by delivering to Secured Party a request for advance, in the form of Exhibit M annexed hereto and made a part hereof.
---------

          (j) The Line of Credit Loans shall be made by Secured Party depositing the proceeds thereof into Debtor's demand deposit account maintained by Debtor with Secured Party.

          (k) The Line of Credit Loans made by Secured Party to Debtor pursuant to this Paragraph 5 shall be recorded in an account on the books of Secured Party bearing Debtors' names ("Debtor's Account"). There shall also be recorded in Debtor's Account all payments made by Debtor on the Line of Credit Loans, proceeds of the Collateral received by Secured Party which are, in the exercise of Secured Party's sole discretion, applied by Secured Party to the Line of Credit Loans, interest and expenses and other appropriate debits and credits as herein provided. Secured Party shall from time to time render and send to Debtor a statement of Debtor's Account showing the outstanding aggregate principal balance of the Line of Credit Loans, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Debtor's account shall be considered correct in all respects and accepted by and be conclusively binding upon Debtor unless Debtor makes specific written objections thereto within 15 days after the date the statement of Debtor's Account is sent by Secured Party.

     6.   Affirmative Covenants. Debtor covenants and agrees that, from the
          ----------------------
Closing Date until full payment of the Obligations, unless Secured Party otherwise agrees in writing, Debtor shall:

          (a) Maintain (i) at least a 1.10 to 1.00 ratio of current assets to current liabilities (excluding from such calculation Deferred Revenue), (ii) a net working capital (excluding from such calculation Deferred Revenue) of not less than $700,000.00, and (iii) a Tangible Net Worth plus subordinated debt of not less than $5,000,000.00.

          (b) Pay and discharge all taxes, general and special, charges and assessments, and other governmental obligations, which may have been or shall be levied, charged or assessed on or against Debtor, its property, or its income or profits before they become delinquent, and pay and discharge on or before their due date any and all other lawful claims and demands whatsoever, including, but not limited to, trade obligations; provided, however, that the payment of any
                                   --------  -------
such taxes, assessments, governmental obligations or other claims and demands may be postponed so long as they or any of them are being diligently contested in good faith and by appropriate proceedings, appropriate reserves have been provided therefor by Debtor and no lien is placed on any assets of Debtor in connection with such taxes, assessments, governmental obligations or other claims or demands so contested by Debtor.

          (c) Maintain:

              (i) Insurance on its properties against loss by fire and all available extended coverage risks in such amounts and with such insurers as may be satisfactory to Secured Party, which insurance shall by the terms of the policy provide that (x) in the event of loss or damage, if any, the proceeds thereof shall be payable to Secured Party, as the holder of a security interest, mortgage or other lien or interest in the personal or real property of Debtor insured under the policy, as Secured Party's interest may appear; (y) the insurance, as to the interest of Secured Party, shall not be invalidated by any act or neglect of Debtor, its directors, officers, agents or employees, by any foreclosure or other proceeding, or notice of sale relating to the Collateral or any of it, by any change in the title or ownership of the Collateral, or any of it, or by the occupation of the premises where the Collateral, or any of it, is located for purposes more hazardous than are permitted by the policy; and
     (z) the coverage shall not be cancelled, for whatever reason, unless the insurer has given Secured Party not less than 30 days prior written notice of cancellation, which notice shall specify the reason for cancellation. Debtor shall cause the insurer to supply to Secured Party certificates, or other evidence of insurance satisfactory to Secured Party, indicating compliance with the foregoing, including evidence of continuation thereof no later than 30 days prior to the expiration of any policy of insurance. Secured Party shall have the right to apply the proceeds of any such insurance in reduction of the Obligations, whether or not then due and payable, in such manner as Secured Party in its sole discretion may determine or to pay over, at such times and in such amounts, such proceeds or part thereof, as Secured Party in its sole discretion may determine, to Debtor for the purpose of replacing the Collateral affected by any loss relating thereto;

              (ii) General public liability insurance against claims for personal injury, death or property damage in such amounts as are satisfactory to Secured Party; and

              (iii) Worker's Compensation insurance in statutory amounts.

          (d) Maintain and preserve the Collateral in good order and condition and not permit or suffer the Collateral to be wasted or destroyed (ordinary wear and tear excepted).

          (e) Furnish to Secured Party:

               (i) Within 120 days after the end of Debtor's fiscal years following the Closing Date, audited, consolidated financial statements, including Debtor's balance sheet, statement of operations, statement of cash flows and statements of stockholders' equity. Each such financial statement shall set forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, including all supporting schedules, comments and notes, shall be audited and prepared by independent certified public accountants of recognized standing selected by Debtor and satisfactory to Secured Party, and shall be prepared in accordance with generally accepted accounting principles consistently applied from year to year;

               (ii) Simultaneously with the delivery of the financial statement required in subparagraph (i) above, a written statement, addressed to Secured Party, executed by authorized officers of Debtor, indicating that the audit and preparation of the financial statements have not revealed any Event of Default, whether or not cured at the time of such examination, or disclosing all such Events of Default of which Debtor has obtained knowledge;

               (iii) Within 45 days after the end of the first, second and third fiscal quarters of each year following the Closing Date, management prepared consolidated balance sheets as of the end of such fiscal quarter and the end of the corresponding fiscal quarter of the preceding fiscal year, and a consolidated statement of operations and cash flows for the period between the end of the last fiscal year and the end of such fiscal quarter and for the corresponding period of the preceding fiscal year, certified by authorized officers of Debtor as presenting fairly the consolidated financial position of Debtor, the results of its operations and the changes in its financial position as of the end of each such fiscal quarter, subject only to normal recurring year-end adjustments which will not, either singly or in the aggregate, have a material adverse effect on Debtor's financial condition;

               (iv) Concurrently with the delivery of any and all financial statements required by this Agreement, a certificate by the respective president, secretary or treasurer of IMA and IMA Limited, stating that to the best of his/her knowledge and belief, all taxes, assessments and charges levied upon IMA or IMA Limited, as the case may be, which have become due have been paid, or specifying any such taxes, assessments or charges which have not been paid and stating why they remain unpaid, and stating that he/she has reviewed each and every duty and obligation of Debtor hereunder and under the other Loan Documents and that no Event of Default has occurred, or specifying each Event of Default of which the signer has knowledge and setting forth what action has been taken to cure any such Event of Default;

               (v) On or before the 15th day of each month, a detailed written report, in form satisfactory to Secured Party, showing as of the end of the immediately preceding calendar month, all the Accounts of Debtor, including the name and address of each account debtor and an aging of such Accounts, and, when requested by Secured Party, a copy of each and every invoice of Debtor giving rise to an Account, and , from time to time as required by Secured Party, such other reports or other information relating to the Accounts as Secured Party may request in writing;

               (vi) Promptly upon Secured Party's request, a copy of each and every report required to be filed by Debtor with the Internal Revenue Service or any other federal, foreign, state, regional or local governmental unit with repsect to income taxes and payroll taxes withheld from or required to be paid on account of Debtor's employees' pay and a copy of every depository receipt evidencing the deposit of the same;

               (vii) Promptly upon the issuance thereof, a copy of all orders issued by any federal, foreign, state, regional or local regulatory authority under any laws or regulations adopted thereby, which, if enforced, would have a material, adverse effect upon the condition of Debtor, whether financial, operating or otherwise, all reports or other materials filed with or issued by the Securities and Exchange Commission or other federal, foreign, state or regional governmental authority having supervisory power over the securities offered by Debtor, and all reports, notices or statements sent to Debtor's stockholders by Debtor;

               (viii) Promptly upon the filing, issuance or receipt thereof, copies of (A) all annual reports with respect to all pension or other employee benefit plans (collectively referred to as the "Plans" and individually as the "Plan") of Debtor, subject to ERISA or any equivalent or similar English law, rule or regulation, filed by or on behalf of Debtor with the Secretary of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") or any other federal or foreign governmental authority, (B) all notices, reports, determinations or statements to or from the PBGC or any other federal or foreign governmental authority with respect to the occurrence of a reportable event, as determined in subsections (1), (2), (3), (4), (5), (6), (7), (8), or (9) of
     section 4043(b) of ERISA and regulations issued thereunder, or as determined under any equivalent or similar English law, rule or regulation,
     (C) all reports submitted to Debtor and/or the Internal Revenue Service or any other federal or foreign governmental authority by any actuary with respect to any of the Plans, (D) all notices of Plan termination or requests for determination letters in connection therewith filed by Debtor, any Plan Administrator (as such terms as defined in ERISA or under any equivalent or similar English law, rule or regulation) or trustee or custodian of any accounts of any Plan with the PBGC, the Internal Revenue Service and/or any other federal or foreign governmental authority, and (E) all requests to waive the minimum funding standard or extension of amortization periods submitted to the Secretary of the Treasury; and

               (ix) Promptly upon Secured Party's request therefor, such other information relating to Debtor and its affairs as Secured Party may from time to time request.

          (f) Maintain its properties in working order and good condition and make all needed and proper repairs, renewals, replacements, additions or improvements thereto and immediately notify Secured Party of any event causing a material loss or depreciation in the value of the Collateral and the amount of such loss or depreciation.

          (g) Allow Secured Party by or through any of its officers, agents, attorneys or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of the other Loan Documents is being performed and for the purpose of examining the Collateral and the records relating thereto, and for the purpose of performing an updated audit of Accounts, after notice to Debtor and without disruption of Debtor's business, to enter the offices and plants of Debtor to examine or inspect any of the properties, books and financial records of Debtor, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts of Debtor with officers or knowledgeable representatives of Debtor, all at such reasonable times and as often as Secured Party may reasonably request. Debtor shall reimburse Secured Party for the reasonable costs and out-of-pocket expenses associated with any updated audit of Accounts performed by or on behalf of Secured Party up to an amount of $3,500.00 for each audit; provided,
                                                              ---------
however, that prior to the occurrence of an Event of Default, Debtor shall be
-------
obligated to reimburse Secured Party for no more than three Accounts audits per fiscal year plus out-of-pocket expenses relating thereto.

          (h) Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and, in the event Secured Party's security interest in the Collateral, or part thereof, would be impaired by an adverse decision, allow Secured Party to contest or defend any such claim or demand in Debtor's name and pay to Secured Party, upon demand, Secured Party's reasonable costs, charges and expenses, including, but not limited to, attorneys' fees, incurred by Secured Party in connection therewith.

          (i) Pay to Secured Party, on demand, any and all reasonable expenses, including attorneys' fees, incurred or expended by Secured Party in preparation of this Agreement and all other Loan Documents, in making or processing the Term Loan and the Line of Credit Loans, in the collection or attempted collection of the Obligations and in protecting and/or enforcing the rights of Secured Party against Debtor and sustaining and/or enforcing the security interest and other liens, if any, granted to Secured Party hereunder and under all other Loan Documents.

          (j) From time to time, at the request of Secured Party, execute, deliver and file one or more financing statements on Form UCC-1, appropriate debentures and other arrangements, instruments or documents, and do all other acts as Secured Party deems necessary or desirable to perfect fully its security interest in the Collateral and pay, upon demand, all reasonable expenses, including, but not limited to, attorneys' fees, incurred by Secured Party in connection therewith.

          (k) Keep complete and accurate books and records concerning the Collateral, and pertaining to the Obligations and Debtor's duties, obligations and covenants under this Agreement.

          (l) Comply with all laws, ordinances and rules and regulations applicable to Debtor of any federal, foreign, state, regional or local government or any instrumentality or agency thereof, including, but not limited to, ERISA, OSHA, and federal, foreign, state, regional and municipal laws, ordinances, rules and regulations concerning the environment, except to the extent any such law, ordinance, rule or regulation is being contested in good faith by appropriate proceedings, provided that said contest or an adverse decision therein will not have a material adverse effect on the condition, financial, operating or otherwise of Debtor.

          (m) INTENTIONALLY DELETED.

          (n) Maintain key-man life insurance covering the lives of each of the Guarantors in face amount equal to at least $1,000,000.00 each; and

          (o) Promptly advise Secured Party of the happening of an Event of Default or the existence of a state of facts which by the passage of time, the giving of notice, or both, would constitute an Event of Default.

     7.   Negative Covenants. Debtor covenants and agrees that, from the Closing
          -------------------
Date until full payment of the Obligations, unless Secured Party shall otherwise consent in writing, Debtor shall not:

          (a) Sell, lease, mortgage, pledge or otherwise dispose of or encumber the Collateral or any of its other properties (other than the disposition of Inventory permitted by Paragraph 9 hereof and except for liens and encumbrances required or permitted hereby), except for (i) liens set forth in Exhibit C
                                                                 ---------
annexed hereto and made a part hereof; (ii) liens for taxes not delinquent; and
(iii) attachments or other liens in connection with litigation, provided the same are removed within 45 days after recordation or filing.

          (b) Declare or pay any dividends or make any other distributions on any shares of its capital stock (other than dividends payable solely in such shares), or purchase, redeem, retire or otherwise acquire, directly or indirectly, any such shares.

          (c) Create or assume any obligations for money borrowed from any Person other than Secured Party.

          (d) Loan, make advances, endorse, guaranty, or become surety for the obligations of any Person, except for (i) the making of loans or advances in the ordinary course of business which at no time in the aggregate exceed $15,000,000, and (ii) the endorsement of checks in the ordinary course of business.

          (e) Purchase or otherwise acquire any securities, except obligations of the United States Government or certificates of deposit issued by a commercial bank having total assets of not less than $50,000,000.00, provided that securities with an aggregate value when acquired of $50,000.00 or more (whether acquired in one or a related series of transactions over a 12 month period) must be pledged to and deposited with Secured Party simultaneously with their purchase.

          (f) Enter into any transactions with any of its Affiliates other than in the ordinary course of business and on terms no less favorable to Debtor than are at the time available to it form non-Affiliates.

          (g) Enter into any merger or consolidation, or sell all or substantially all of Debtor's assets, or liquidate, dissolve or otherwise terminate or alter Debtor's existence, form or method of conducting Debtor's business.

          (h) Change corporate names, adopt any trade names, or conduct business under any trade name or style other than as hereinabove set forth, without first providing Secured Party with at least 30 days advance written notice thereof.

          (i) Change its chief executive offices, places of business or the present locations of the Collateral or the records relating to the Collateral without (x) first providing Secured Party with at least 30 days advance written notice thereof, (y) executing and delivering to Secured Party, as soon as practicable following Secured Party's request but in no event later than the date of such change, any and all documents reasonably requested by Secured Party to perfect, continue and effectuate the security interests granted hereby, including, without limitation, assignments of leases, landlord's consents and UCC-1 financing statements, and (z) reimbursing Secured Party, within five days of Secured Party's request, for reasonable expenses incurred by Secured Party in connection therewith;

          (j) Issue shares of capital stock, or permit the transfer of shares of capital sock, which result in the Guarantors, as a group, owning (on a fully diluted basis) less than 25% of the outstanding common stock of IMA.

          (k) Acquire, form or dispose of any Subsidiaries or acquire all or substantially all of the assets of any other Person or any portion of the assets of any other Person which constitutes a division, product line or line of business.

          (l) Pay salaries or other compensation (including bonuses and benefits) to the Guarantors in any calendar year in an aggregate amount in excess of $850,000.00

          (m) Purchase or otherwise acquire fixed assets including, without limitation, land, buildings, fixtures, or Equipment in any fiscal year involving expenditures or commitments, in the aggregate and on a non-cumulative basis, in excess of $750,000.00 in the fiscal year commencing January 1, 1995 or $500,000.00 in any fiscal year commencing after January 1, 1996.

     8.   Payments by Secured Party. At its option, Secured Party may pay for
          -------------------------
insurance on the Collateral and taxes, assessments or other charges which Debtor fails to pay in accordance with the provision hereof or any other Loan Document, and may discharge any security interest in or lien or charge upon the Collateral. No such payment or discharge of any such security interest, lien or charge shall be deemed to constitute a waiver by Secured Party of the violation of any covenant by Debtor as a result of Debtor's failure to make any such payment or Debtor's suffering of any such security interest, lien or charge. Any reasonable payment made or expense incurred by Secured Party pursuant to this or any other provision of this Agreement shall be added to and become a part of the Obligations of Debtor to Secured Party, shall bear interest at the "default rate" defined in the Line of Credit Note and shall be payable on demand.

     9.   Use of Inventory. Until the happening of an Event of Default, Debtor
          ----------------
may use the Inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon and may also sell, lease or consume the Inventory in the ordinary course of business. A sale in the ordinary course of business does not include a bulk transfer or a transfer as security for or in partial or total satisfaction of a debt.

     10.  Rights of Secured Party; Notices. When the Obligations, or any of them
          ---------------------------------
become immediately due and payable, whether by reason of the occurrence of an Event of Default or otherwise, Secured Party may pursue any legal remedy available to it to collect the Obligations outstanding at said time, to enforce its rights hereunder, and to enforce any and all other rights or remedies available to it both under the UCC and otherwise, including, but not limited to, the right to take possession of the Collateral and dispose of the same on Debtor's premises, all without judicial process, Debtor hereby waiving any right Debtor might otherwise have to require Secured Party to resort to judicial process and further waiving Debtor's right to notice and hearing under the Constitution of the United States or any state or under any federal, foreign, state or regional law, and no such action shall operate as a waiver of any other right or remedy of Secured Party under the terms hereof or any other Loan Document, or at law or in equity, all rights and remedies of Secured Party being cumulative and not alternative. In addition, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to all parties. In the event reasonable notice is required to be given by Secured party to Debtor under the provisions of the UCC, such notice shall be deemed to have been given if mailed, postage prepaid, certified mail, return receipt requested, at least seven days prior to the happening of the event for which such notice is being given, to Debtor at the addresses first hereinabove written. Any notice required to be given by Secured Party to Debtor or by Debtor to Secured Party, pursuant to the terms hereof, shall be deemed to have been given (except as otherwise specifically provided in this Agreement) upon mailing the same, postage prepaid, certified mail, return receipt requested, to Debtor or Secured Party, as the case may be, at its addresses first hereinabove written. Any of the parties hereto may notify the others that any such notice shall be given to such other address as such party may so instruct by written notice similarly given.

     11.  Collection of Accounts. Debtor shall, when requested by Secured Party
          ----------------------
and after the happening of an Event of Default:

          (a) Assign or endorse the Accounts to Secured Party, and notify account debtors that the Accounts have been assigned and should be paid directly to Secured Party;

          (b) Turn over to Secured Party all Inventory returned in connection with any of the Accounts;

          (c) Mark or stamp each of its individual ledger sheets or cards pertaining to its Accounts with the legend "Assigned to PEOPLE'S BANK" and stamp or otherwise mark and keep its books, records, documents and instruments relating to the Accounts in such manner as Secured party may require; and

          (d) Mark or stamp all invoices with a legend satisfactory to Secured Party so as to indicate that the same should be paid directly to Secured Party.

          Notwithstanding the foregoing, Secured Party shall have the right, at any time, whether before or after the happening of an Event of Default, to itself so notify such account debtors to make such payments of the Accounts directly to Secured Party and Secured Party shall have the further right to notify the post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor.

          For the purposes of this Paragraph 11, Debtor hereby irrevocably constitutes Secured Party as Debtor's attorney-in-fact to issue in the name and execute or endorse on behalf of Debtor each and every notice, instrument and document necessary to carry out the purposes of the provisions of this Paragraph 11 and to take such action in connection with the collection of the Accounts, including, but not limited to, suing thereon, compromising or adjusting the same, as Secured Party, in its sole discretion, deems necessary. The power of attorney granted hereby shall be self-executing, but Debtor shall promptly execute and deliver to Secured Party, upon written request of Secured Party such additional separate powers of attorney, as Secured Party may from time to time reasonably request.

     12.  Default Provisions.
          -------------------

          (a) The Term Note and the Line of Credit Note shall forthwith become due and payable, without presentment, protest, demand or notice of any kind, if Debtor or any of the Guarantors (i) becomes insolvent (including in said term an inability to pay its debts as they mature),(ii) bankrupt, (iii) makes an assignment for the benefit of its/his creditors, (iv) consents to the appointment of a trustee or receiver of all or a substantial part of its/his properties or such appointment is made without its/his consent, or (v) is the subject of any other voluntary or involuntary bankruptcy, reorganization, arrangement, receivership or liquidation proceedings;

          (b) In addition, Secured Party may at its option declare the Term Note and Line of Credit Note due and payable whereupon the same shall become due and payable forthwith, without presentment, protest, demand or notice of any kind in any of the following cases:

               (i) If any payment of principal or interest or any other payment required by the terms hereof or by the Term Note, the Line of Credit Note or any other Loan Document shall not be fully paid on the date payment shall be due;

               (ii) If any payment of principal or interest or any other payment, the amount of which exceeds $25,000.00, required by any of the obligations of Debtor for money borrowed by it from any third Person shall not be fully paid when demand is made for the payment of the same (to the extent payable on demand) or when the same shall be due, or if any of said obligations shall become or be declared in default;

               (iii) If any warranty or representation by Debtor or any of the Guarantors contained herein, in any other Loan Document or in any statement furnished by Debtor or any of the Guarantors to Secured Party proves incorrect in any material respect;

               (iv) If IMA issues shares of capital stock, or permits the transfer of shares of its capital stock, which results in the Guarantors, as a group, owning (on a fully diluted basis) less than 25% of the outstanding common stock of IMA;

               (v) If default exists in the due observance of any of the other duties, obligations, covenants or agreements of Debtor or any of the Guarantors set forth in this Agreement or in any other Loan Document, and Debtor or the Guarantors, as applicable, fail to cure such default within 15 days following receipt of written notice thereof from Secured Party; and

               (vi) If a judgment for an amount in excess of $25,000.00 is entered against Debtor and remains unsatisfied for a period of 30 days.

     13.  Conditions Precedent to Making the Term Loan and Initial Line of
          ----------------------------------------------------------------
Credit Loan.
-----------

          (a) On or prior to the Closing Date, Secured Party shall have actually received from the party or parties designated below in form and content satisfactory to Secured Party:

               (i)     The initial audit of Debtor's Accounts;

               (ii) A search (including a Form UCC-11) of the records of all offices or recording locations showing all financing statements, debentures or charges against Debtor;

               (iii) A currently dated certified copy of the resolutions of the Boards of Directors of IMA and IMA Limited, authorizing the proper officers of each to execute and deliver this Agreement and all other Loan Documents;

               (iv)    The Term Note and Line of Credit Note, executed by
     Debtor;

               (v)     Guaranty Agreements executed by each of the Guarantors;

               (vi)    Reimbursement of all of Secured Party's expenses;

               (vii) A certificate or other proof of insurance satisfactory to Secured Party evidencing compliance with the provisions of subparagraph (c) of Paragraph 6 of this Agreement;

               (viii) A certificate of the Secretary of IMA and the Secretary of IMA Limited which shall certify the names of its officers authorized to sign and deliver to Secured Party requests for advances, together with the true signature of each such officer. Secured Party may conclusively rely on such certificate until it shall receive a further certificate of such Secretaries canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate as being authorized to so sign and deliver such requests on behalf of Debtor;

               (ix) Such financing statements or debentures executed by Debtor as Secured Party requests, to be filed in all offices necessary to perfect the security interest of Secured Party in and to the Collateral;

               (x) A waiver executed by Debtor and the Guarantors with respect to any rights under federal, foreign, state or regional law which it or they might otherwise have to any hearing prior to the exercise by Secured Party of its rights against it, any of them, or their respective properties;

               (xi) An agreement by each of the Guarantors subordinating Debtor's indebtedness to them, whether now existing or hereafter arising, to the repayment of the Obligations;

               (xii) An agreement executed by Wand/IMA Investments, L.P. subordinating Debtor's indebtedness to it to the repayment of the Obligations;

               (xiii)  INTENTIONALLY DELETED;

               (xiv) A collateral assignment of Debtor's trademarks, patents and copyrights;

               (xv) A collateral assignment of Debtor's rights, as "lessee," under leases relating to the real property located in Shelton, Connecticut, Irvine, California and any other location where Debtor leases office space, together with the consent of the owners of such real property;

               (xvi) UCC-3 Termination Statements in connection with any outstanding liens on the Collateral;

               (xvii) A collateral assignment of life insurance policies referred to in subparagraph (n) of Paragraph 6 above;

               (xviii) Copies of the Memorandum and Articles of Association of IMA Limited, certified as current and complete;

               (xix) To the extent available, evidence of legal existence and good standing of IMA Limited under the laws of England;

               (xx) An opinion letter addressed to Secured Party from counsel satisfactory to Secured Party in form and substance satisfactory to Secured Party; and

               (xxi) Any other document or information reasonably required by Secured Party;

          (b)  At the time of each request for a Line of Credit Loan:

               (i) Secured Party shall have determined in the exercise of its reasonable discretion that there has been no material, adverse change in the financial position of Debtor or the Guarantors from that which existed on the date of the most recent financial statements provided to Secured Party by Debtor and the Guarantors;

               (ii) The other representations and warranties set forth in Paragraph 3 of this Agreement shall be true and correct on and as of such time to the same effect as though such representations and warranties had been made on and as of such time;

               (iii) Debtor shall be in compliance with all the terms and provisions set forth in this Agreement and in any other Loan Document, and no Event of Default shall be in existence at such time; and

               (iv) Debtor shall have actually made a request for such borrowing by written or telefax notice as provided herein or shall have actually delivered to Secured Party a written request for advance. Any such request for a Line of Credit Loan shall constitute an affirmation by Debtor as to the matters set forth in (i) and (ii) above.

     14. Set-Off. Debtor hereby grants to Secured Party a lien on and a right of
         -------
set-off against all monies, deposits and securities and the proceeds thereof, now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all deposits (general or special), balances, sums and credits with and all claims of Debtor against Secured Party at any time existing. Secured Party may at any time apply the same or any part thereof to the Obligations, or any part thereof, whether or not matured at the time of such application.

     15. Limitation on Liability of IMA Limited. Debtors and Secured Party
         --------------------------------------
hereby agree that the liability of IMA Limited under the Loan Documents shall be limited to an amount equal to the greater of (i) the aggregate amount of Qualified Accounts of IMA Limited represented on a request for an advance, and
(ii) the aggregate value of the IMA Limited collateral on the date an Event of Default occurs, such value to be determined by Secured Party in the exercise of its reasonable discretion; provided, however, that the foregoing provisions
                           --------  -------
shall not (i) release or impair the Obligations, (ii) affect or limit the right of Secured Party to pursue all rights and remedies or otherwise realize on any Collateral, or (iii) limit the liability of IMA or the Guarantors.

     16. General Provisions.
         ------------------

          (a) No delay or failure of Secured Party in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, remedies, powers or privileges;

          (b) This Agreement, the security interest hereby granted to Secured Party by Debtor and every representation, warranty, covenant, promise and other term herein contained shall survive until the Obligations have been paid in full;

          (c) This Agreement is an integrated document and all terms and provisions are embodied herein and the other Loan Documents and shall not be varied by parol;

          (d) This Agreement is made, executed and delivered in the State of Connecticut, and it is the specific desire and intention of the parties that it shall in all respects be construed under the laws of the State of Connecticut;

          (e) The captions for the paragraphs contained in this Agreement have been inserted for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the covenants, agreements, conditions or terms hereof;

          (f) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Debtor shall not assign, voluntarily, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of Secured Party, and any such attempted assignment without such consent shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate instrument of the same tenor at Hartford, Connecticut, the day and year first above written.

Signed, Sealed, and Delivered
 in the Presence of:


/s/[SIGNATURE APPEARS HERE]            INFORMATION MANAGEMENT
---------------------------            ASSOCIATES, INC.

/s/ Noelle Cooper                      By:/s/ Gary R. Martino
---------------------------            ------------------------------
                                         Its  Chairman & CFO

                                                (signatures continued next page)

                                       INFORMATION MANAGEMENT
                                       ASSOCIATES LIMITED


/s/ Noelle Cooper                      By: /s/ Gary R. Martino
------------------------------         --------------------------------
                                       Its Director
/s/ [SIGNATURE APPEARS HERE]
------------------------------



                                       PEOPLE'S BANK


[SIGNATURE APPEARS HERE]               By: /s/ David P. Berey
------------------------------            ----------------------------
                                          David P. Berey
                                          Its Vice President
/s/ Noelle Cooper
------------------------------



STATE OF CONNECTICUT)
                    )  ss. Hartford
COUNTY OF HARTFORD  )


     On this 26th day of October, 1995, personally appeared Gary R. Martino, as Chairman of INFORMATION MANAGEMENT ASSOCIATES, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.


                                              /s/ Robert W. McKay
                                              ----------------------------------
                                              Robert W. McKay
                                              Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    )  ss. Hartford
COUNTY OF HARTFORD  )


     On this 26th day of October, 1995, personally appeared Gary R. Martino, as Director of INFORMATION MANAGEMENT ASSOCIATES LIMITED, signer and
--------
sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.


                                              /s/ [SIGNATURE APPEARS HERE]
                                              ----------------------------------
                                              Commissioner of the Superior Court



STATE OF CONNECTICUT)
                    )  ss.
COUNTY OF HARTFORD  )


     On this 26th day of October, 1995, personally appeared David P. Berey, as Vice President of PEOPLE'S BANK, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said state banking corporation, before me.


                                              /s/ [SIGNATURE APPEARS HERE]
                                              ----------------------------------
                                              Commissioner of the Superior Court